Exhibit 99.3

FOR IMMEDIATE RELEASE
Investor Contact:
Soohwan Kim, CFA
(858) 503-3368
ir@maxwell.com
Maxwell Technologies Announces Amended Agreement with Viex Capital Advisors

SAN DIEGO - September 19, 2017 - Maxwell Technologies, Inc. (NASDAQ: MXWL) (“Maxwell” or the “Company”), a leading developer and manufacturer of capacitor energy storage and power delivery solutions, announced today that it entered into an Amended and Restated Agreement (the “Agreement”) with Viex Capital Advisors, LLC and its affiliates (“Viex”), which amends and restates a prior agreement with Viex. In connection with entering into the new Agreement, including the removal by Viex of certain restrictive covenants in the Agreement, Maxwell agreed to provide a cash payment in the amount of $600,000 to Viex upon the closing of a successful convertible debt financing (the “Qualified Financing”); provided, however, that if Viex is eligible to participate in the Qualified Financing, then Viex has agreed to re-invest the cash consideration into the Qualified Financing. Additionally, Viex agreed to support certain initiatives related to the Company’s 2018 Annual Meeting of Stockholders, including, notably, the nomination and election of directors standing for election at the meeting.
The complete agreement between Maxwell and Viex will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.
About Maxwell Technologies
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.

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Forward-Looking Statements
Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and contingencies include, but are not limited to, the following:

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Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidy programs which could be reduced, modified or discontinued in the future;

•	Uncertainties related to the global geopolitical landscape and the recent elections in the United States;

•	Risks related to acquisitions and potential for unsuccessful integration of acquired businesses;

•	Risk that our restructuring efforts may not be successful and that we may not be able to realize the anticipated cost savings and other benefits;

•	Our ability to obtain sufficient capital to meet our operating or other needs;

•	Regulatory and other approvals related to the completion of financing transactions;

•	Downward pressures on product pricing from increased competition and shifts in sales mix with respect to low margin and high margin business;

•	Our ability to manage and minimize the impact of unfavorable legal proceedings;

•	Risk that activist stockholders attempt to effect changes to our company which could adversely affect our corporate governance;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security; and

•	Our ability to match production volume to actual customer demand.

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For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3368, or at our investor relations website: investors.maxwell.com.
Investor Contact: Soohwan Kim, CFA, The Blueshirt Group, +1 (858) 503-3368, ir@maxwell.com

Media Contact: Sylvie Tse, Metis Communications, +1 (617) 236-0500, maxwell@metiscomm.com